Exhibit 10.18

ADMISSION LETTER

            , 2010

Vermillion Asset Management, LLC

267 Fifth Avenue, 7th Floor

New York, NY 10016

Dear Mr. Christopher Nygaard:

Vermillion Asset Management, LLC (“VAM” and sometimes also referred to herein as “You”) is hereby admitted as a Non-Managing Member of Viridian Partners, LLC (the “Company”) effective as of the date hereof on the terms described in this Admission Letter, and it is agreed that such admission to the Company is conditioned on the acceptance by You of the terms of this Admission Letter. By executing this Admission Letter and a copy of the Amended and Restated Limited Liability Company Agreement of the Company (as the same may be amended from time to time, the “LLC Agreement”), a copy of which is annexed hereto, You hereby accept membership into the Company. Capitalized terms not otherwise defined herein shall have the definitions set forth in the LLC Agreement. The Company, the Managing Member and VAM hereby agree as follows:

The Company hereby delegates and You hereby agree to undertake, the duties enumerated herein and by reference, and such duties shall not be modified or diminished so long as they are delegated to You, without the mutual consent of You and the Company. Specifically, the Company hereby delegates, and VAM hereby agrees, for so long as VAM is a member of the Company, to accept (in addition to all of the rights, obligations and duties of VAM pursuant to (i) the Amended and Restated Investment Management Agreement, dated April 21, 2010, as may be amended from time to time, by and between Viridian Fund, LP (the “Onshore Fund”), Viridian, Ltd. (the “Master Fund”) and VAM and (ii) the Second Amended and Restated Investment Management Agreement, dated July 1, 2009, as may be amended from time to time, by and between Viridian Fund, Ltd. (the “Offshore Fund”), the Master Fund and VAM (the Onshore Fund, the Offshore Fund and the Master Fund are collectively referred to in this Admission Letter as the “Funds,” and the agreements described in (i) and (ii) above are collectively referred to in this Admission Letter as the “IMAs”)) exclusive authority with respect to any and all rights, obligations and duties of the Company in respect of the Funds, other than the right of the Company to terminate the IMAs in accordance with their terms. In addition, in accordance with the terms of the LLC Agreement, the Managing Member hereby delegates to You (x) all rights, obligations and duties with respect to the Funds described in Sections 3.2(c) and 3.2(d) of the LLC Agreement, and (y) all rights, obligations and duties with respect to the Company described in Section 3.2(f) of the LLC Agreement; provided that the following actions with respect to the Company shall require the prior consent of the Managing Member: (1) any issuance or sale of limited liability company interests in the Company or similar action (including the sale of all or substantially all of the assets of the Company) if such action would dilute the Managing Member’s economic interest in the Company, (2) any action described in Section 3.2(f)(iii), 3.2(f)(xiii), 3.2(f)(xv), 3.2(f)(xviii), 3.2(f)(xx), 3.2(f)(xxi) or 3.2(f)(xxvi) of the LLC Agreement, (3) the decision to make any expenditures or enter into any contracts, of which the aggregate amount or obligations of the Company thereunder exceeds $100,000 in any 12-month period, or (4) taking any action on behalf of the Company to file or filing for bankruptcy.

The Managing Member shall, and shall cause its Affiliates (including the Company) to, take all actions which are reasonably necessary to permit VAM to perform all the duties delegated to VAM hereunder.

For so long as VAM remains a member of the Company, VAM shall act as the sole and exclusive investment manager and operating member (as described herein) retained by the Company with respect to the Funds and the Company, and the Company shall not retain any additional investment managers, operating members or other Persons to manage the trading or administration of the Funds (in addition to or in lieu of VAM) as contemplated by this Admission Letter, the LLC Agreement and the IMAs, or otherwise authorize any other Person to take any action or have any authority with respect to the Funds or the Company.

To enable VAM to exercise fully its discretion in managing the Funds in accordance with this Admission Letter, the LLC Agreement and the IMAs, the Company hereby constitutes and appoints VAM as its true and lawful attorney-in-fact with full power and authority in the Company’s name, place and stead to effect transactions in financial instruments for the Funds’ account and risk, and to make, execute, sign, and acknowledge, on behalf of the Company and any Fund, any and all agreements, certificates, documents and instruments necessary or appropriate to enable VAM to trade on behalf of and administer the Funds, as contemplated by this Admission Letter, the LLC Agreement and the IMAs. This power of attorney is coupled with an interest and is a continuing power and shall remain in full force and effect for so long as VAM remains a member of the Company and this Admission Letter is in effect; provided, however, that the termination of this power of attorney shall not affect or be deemed to affect any transaction initiated or other action taken by VAM prior to the effectiveness of such termination.

Each of the Funds shall continue to be charged all expenses for which each currently is responsible (including, to the extent applicable, any existing obligation to reimburse VAM for expenses pursuant to the IMAs or otherwise), as described respectively in the IMAs, the Offering Memorandum of the Offshore Fund dated             , as amended or supplemented (the “Offshore Fund Offering Memorandum”) and the Offering Memorandum of the Onshore Fund dated             , as amended or supplemented (the “Onshore Fund Offering Memorandum”, and together with the Offshore Fund Offering Memorandum, the “Offering Memoranda”), including, without limitation, transaction charges, Directors’ fees and expenses, administrator’s and corporate secretarial fees and out-of-pocket expenses, Cayman Islands and Delaware government fees, other ongoing expenses such as ongoing offering, legal, auditing, accounting, regulatory, and other routine and non-routine operational charges, extraordinary expenses (e.g., litigation costs), if any, as incurred, each Fund’s pro rata share of the routine and non-routine expenses of the Master Fund; and any other expenses reasonably related to the purchase or sale of the Funds’ assets. VAM agrees (except as otherwise set forth herein) to be liable for its own overhead expenses with respect to the performance of its duties delegated hereunder at its own expense, including, without limitation: office rent; utilities; furniture and fixtures; stationery; secretarial administrative services; salaries; entertainment expenses; employee insurance and payroll taxes.

This Admission Letter may not be assigned or amended except by the written consent of all parties hereto. You may be removed as a member of the Company as provided in Article VIII of the LLC Agreement. Any such removal shall have the effect of terminating this Admission Letter.

VAM agrees to provide the same periodic reports to the administrator of the Funds as it currently provides and as is consistent with its existing obligations under the Offering Memoranda. For so long as You are a member of the Company and are required to perform the duties described in this Admission Letter, You agree to provide to the Company such information regarding Your activities relating to the investments and operations of the Funds as is consistent with Your past practice and required pursuant to the terms of the IMAs.

“VAM Intellectual Property” means all materials, information and data provided to the Company, the Managing Member or any Fund by or on behalf of any of VAM and its Affiliates (including, but not limited to, by any employee or independent contractor of any of VAM and its Affiliates), used by or on behalf of any of VAM and its Affiliates to perform any of their obligations under this Admission Letter, the LLC Agreement or the IMAs, or otherwise acquired, created, conceived, developed or reduced to practice, alone or jointly, by or on behalf of any of VAM and its Affiliates, including, but not limited to: (a) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof) and patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, Internet domain names, assumed names and corporate names, together with the goodwill of the business associated with and symbolized by such trademarks, service marks, trade dress, trade names and corporate names, in each case whether or not registered; (c) published and unpublished works of authorship, whether copyrightable or not, including all statutory and common law copyrights associated therewith; (d) registrations, applications, extensions and renewals for any of the items listed in clauses (b) and (c); (e) trade secrets; (f) databases; (g) computer programs, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code; (h) lists of customers and potential customers; inventions; discoveries; developments; improvements; concepts; ideas; formulae; compositions; know how; products; designs; methodologies; trading strategies and other strategies and techniques; artwork and graphic design; photographs; drawings; schematics; algorithms; processes; procedures; specifications; list of suppliers and service providers; pricing and cost information and records; test reports; manuals; standards; financial, business, sales and marketing proposals, research, data, and plans; technical and computer data; documentation; notes, work papers and other work products; promotional materials and related information; (i) all copies and modifications of, and derivative works based on, any of the foregoing; and (j) all other intellectual property, confidential information and proprietary rights, in each case in any medium, including digital, in any language, and in any territory or jurisdiction throughout the world, now known or hereafter devised, together with all rights therein and all causes of action, judgment, settlements, claims and demands of any nature related thereto, including, but not limited to, the right to prosecute any past, present and future infringements or other violations thereof.

As among VAM, the Company, the Managing Member and the Funds, the VAM Intellectual Property shall be and remain vested solely in VAM. To the extent the Company, the Managing Member or any Fund possesses or acquires any rights, title or interest in or to any VAM Intellectual Property, such party hereby irrevocably assigns and transfers to VAM, effective in respect of each item as the date of its creation or acquisition, any and all rights, title and interest as such party may have or may acquire in and to the VAM Intellectual Property in any and all media, languages, territories and jurisdictions throughout the world, now known or hereafter devised. The Company and the Managing Member each further hereby irrevocably and unconditionally waives and assigns, and causes each of the Funds to so waive and assign, to VAM any and all so-called moral rights or “droit moral” such party may have in or with respect to any VAM Intellectual Property. Notwithstanding the foregoing, nothing contained herein will require VAM to exercise or exploit any of its rights in or to the VAM Intellectual Property.

The Company and the Managing Member each acknowledge and agree that VAM shall have the unrestricted right to use, display, publish, perform, record, copy, broadcast, transmit, distribute, augment, subtract from, modify, distort, translate, transfer, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the VAM Intellectual Property and, subject to Section 9.4(c) of the LLC Agreement, the VAM Confidential Information and any portion thereof, in any manner or media throughout the world as VAM may in its sole discretion determine. Upon the request of VAM, the Company and/or the Managing Member shall promptly execute and deliver to VAM (on behalf of themselves and/or any Fund) any and all assignments or other documents as VAM may deem necessary to effect the purposes of the foregoing provisions regarding VAM Intellectual Property and vest in VAM any of VAM’s rights in and to the VAM Intellectual Property. The Company and the Managing Member each hereby appoints VAM as its attorney-in-fact with full power to execute, acknowledge, deliver and record any and all such documents as the Company fails to execute within five (5) Business Days after VAM’s request therefor. This appointment shall be a power coupled with an interest.

This Admission Letter shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

If You agree with the terms of this Admission Letter, and accept membership into the Company, please acknowledge your agreement below. By your signature below, You agree to be bound by all of the provisions set forth in this Admission Letter, as well as all of the provisions of the LLC Agreement.

Very truly yours,

VIRIDIAN PARTNERS, LLC,

By:	Aveon Holdings I LP. Its Managing Member

By:	Aveon Holdings I GP Inc,
Its General Partner

By:
Name:
Title:

The undersigned hereby accepts membership into the Company as provided above this              day of             , 2010.

VERMILLION ASSET MANAGEMENT, LLC

By:
Name:
Title:

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